Exhibit 99.1

Enzo Biochem Reports Second Quarter Fiscal Year 2025 Results

FARMINGDALE, N.Y., March 17, 2025 (GLOBE NEWSWIRE) -- Enzo Biochem, Inc. (NYSE: ENZ) (“Enzo” or the “Company”) today announced financial results for the fiscal second quarter ended January 31, 2025, with sequential quarter improvement in revenue, gross margin and operating profit / loss.

Financial Highlights

●	The Company’s second-quarter gross margin percentage of 52% increased sequentially from 37% during Q1 2025 and increased from 49% during the second quarter of the prior year. These improvements were driven by change in revenues, cost efficiency actions completed, and mix of products sold.

●	The Enzo Life Sciences Products segment, which excludes discontinued operations and Corporate overhead, achieved a $0.5 million operating profit during Q2 FY25, a $2M sequential improvement compared to a $1.5 operating loss during Q1 FY25, and a $0.2 million improvement compared to the second quarter of the prior year. These improvements were driven by change in revenues, cost efficiency actions completed, and mix of products sold.

●	The operating loss results for the first half of FY25 for the Company’s continuing operations improved by $2.4 million. Through cost containment, the company reduced cost of revenues by 14%. In addition, spend in SG&A and R&D decreased by 22% and 27%, respectively. Product launches continue, despite the reduction in R&D.

●	The Company’s second-quarter revenue of $7.3 million increased sequentially by $1.1 million from $6.2 million. This is an improvement of 18%. Year-over-year quarterly period revenue declined by 14% primarily from the timing of large order fulfillment and the market slowdown in the US.

●	Enzo ended the second quarter with aggregate cash and cash equivalents of $40.3 million. The Board of Directors and management continue to be focused on conserving cash.

●	Product Life Cycle maintenance continues with an increasing number of SKU launches. Enzo increased product launches to bolster the base business within the first half of the fiscal year, doubling the count of new products compared to the prior full year.

Recent Events

●	As previously disclosed, the Company and plaintiffs have reached a class-wide settlement agreement pertaining to the April 2023 cyber incident and filed an unopposed motion for preliminary approval with the Court. The Court granted the motion and set a final fairness hearing on June 10, 2025. The settlement value of $7.5 million had been accrued for in our prior year financial statements and an initial payment was made subsequent to January 31, 2025 in an amount of $0.8 million.

●	We continue to explore all strategic alternatives to maximize value for the Company’s stockholders, including without limitation, improving the market position and profitability of our services in the marketplace, and enhancing our valuation. We may pursue our goals through organic growth and strategic initiatives. Additionally, we will continue to review information regarding potential acquisitions or joint ventures, and provide information to third parties regarding potential dispositions of assets or business lines, including a potential sale of the Company, from time to time.

●	The Company submitted a plan on February 21, 2025 to cure the market capitalization, stockholder’s equity and average closing stock price deficiencies and to return to compliance with the NYSE's continued listing standards. The plan considers all available alternatives to cure the deficiencies identified by the NYSE, which plan is being reviewed by the NYSE. The Common Stock continues to be listed and trade on the NYSE, subject to the Company’s ongoing compliance with the NYSE's other continued listing standards and the acceptance by the NYSE of this plan.

About Enzo Biochem

Enzo Biochem, Inc. has operated as a life sciences company for over 45 years. The primary business of Enzo today is conducted through its Life Sciences division, Enzo Life Sciences, which focuses on labeling and detection technologies from DNA to whole cell analysis, including a comprehensive portfolio of thousands of high-quality products, including antibodies, genomic probes, assays, biochemicals, and proteins. The Company’s proprietary products and technologies play central roles in translational research and drug development areas, including cell biology, genomics, assays, immunohistochemistry, and small molecule chemistry. The Company monetizes its technology primarily via sales through our global distribution network and licensing. For more information, please visit enzo.com or follow Enzo Biochem on X and LinkedIn.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues and expenses, which are dependent on a number of factors outside of the control of the Company, including, inter alia, the markets for the Company’s products, cost of goods sold, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2024. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Enzo Biochem Contacts
For Enzo Biochem:
Patricia Eckert, Chief Financial Officer
Enzo Biochem
631-755-5500
peckert@enzo.com

Use of Non-GAAP Financial Measures by Enzo

The non-GAAP financial measures contained in this press release (including, without limitation, Adjusted net loss, EBITDA, and Adjusted EBITDA) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures is included in the presentation of the Company’s financial results for the quarter ended January 31, 2025 contained herein and is also available in the investor relations section of the Company’s website (https://www.enzo.com).

The Company believes the presentation of these non-GAAP measures provides useful additional information to investors because they provide information consistent with that on which management evaluates the financial performance of the Company. The Company manages its business based on its operating cash flows. It refers to EBITDA as its primary indicator of performance and refers to Adjusted EBITDA to further exclude items of a non-recurring nature. It is reasonable to expect that one or more excluded items will occur in future periods, though the amounts recognized can vary significantly from period to period. You are encouraged to evaluate each adjustment used to determine a non-GAAP financial measure and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We refer you to the tables attached to this press release, which includes reconciliation tables of GAAP net loss to Adjusted net loss and GAAP net loss to EBITDA and Adjusted EBITDA.

ENZO BIOCHEM, INC.

(in thousands)

Selected balance sheet data:	01/31/2025 (unaudited)	7/31/2024 (unaudited)

Cash and cash equivalents	$40,297	$52,371

Working capital	35,041	45,237

Stockholders' equity	46,616	56,112

Total assets	67,510	85,764

The following table presents a reconciliation of reported net loss and basic and diluted net loss per share to Adjusted net loss and Adjusted basic and diluted net loss per share for the three months ended January 31, 2025.

ENZO BIOCHEM, INC.

Non-GAAP Reconciliation Table

(Unaudited, in thousands, except per share data)

Three months ended
January 31, 2025

Reported GAAP loss	$(1,535)
Adjusted for:
Discrete legal matters	251
Net loss from discontinued operations	287
Discrete separation matters	23
Adjusted net loss	$(974)

Weighted Shares Outstanding:
Basic and diluted	52,297

Basic and diluted earnings per share:
Basic and diluted net loss per share GAAP	$(0.03)

Adjusted basic and diluted net loss per share non-GAAP	$(0.02)

The following table presents a reconciliation of reported GAAP net loss for the three months ended January 31, 2025 to EBITDA and Adjusted EBITDA:

ENZO BIOCHEM, INC.

EBITDA & Adjusted EBITDA Reconciliation Table

(Unaudited, in thousands)

Three months ended
January 31, 2025

GAAP net loss	$(1,535)
Plus (minus):
Depreciation and amortization	321
Interest (income) expense, net	(462)
EBITDA	(1,676)

Adjusted for:
Discrete legal matters	251
Discrete separation expenses	23
Net loss from discontinued operations	287
Foreign exchange loss	234
Adjusted EBITDA	$(881)

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